Exhibit 99.1

NUTRICAP LABS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

AS OF SEPTEMBER 30, 2014 AND DECEMBER 31, 2013 AND

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

NUTRICAP LABS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED  BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
	2014	2013
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,364,385	$1,144,294
Accounts receivable (net of allowance for doubtful
accounts of $815,000 and $890,000)	1,254,527	2,099,752
Inventory, net	842,912	739,609
Prepaid expenses and other current assets	441,515	236,174
Total current assets	3,903,339	4,219,829

PROPERTY AND EQUIPMENT NET	591,265	699,879

OTHER ASSETS
Deposits	15,225	15,225
Other assets	84,891	33,453
Total other assets	100,116	48,678

Total assets	$4,594,720	$4,968,386

LIABILITIES AND MEMBER'S EQUITY

CURRENT LIABILITIES
Accounts payable	$1,818,272	$2,353,294
Accrued expenses	492,701	462,173
Unearned revenues	2,202,237	1,703,940
Total liabilities	4,513,210	4,519,407

COMMITMENTS AND CONTINGENCIES

MEMBER'S EQUITY	81,510	448,979

Total liabilities and member's equity	$4,594,720	$4,968,386

The accompanying notes are an integral part of the condensed consolidated financial statements.

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NUTRICAP LABS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND MEMBER'S EQUITY

(UNAUDITED)

	Nine Months Ended
	September 30,
	2014	2013
NET SALES	$21,649,205	$24,400,917

COST OF SALES	15,935,602	18,404,116

GROSS PROFIT	5,713,603	5,996,801

OPERATING EXPENSES	5,074,079	5,035,429

INCOME FROM OPERATIONS	639,524	961,372

OTHER INCOME (EXPENSES)
Administrative income	113,840	51,770
Interest income	345	588
Interest expense	(4,098)	(1,443)
Other Income	72,920	-
	183,007	50,915

NET INCOME	822,531	1,012,287

Member's equity - beginning of period	448,979	1,256,937

Member's distributions	(1,190,000)	(1,728,455)

Member's equity - end of period	$81,510	$540,769

The accompanying notes are an integral part of the condensed consolidated financial statements.

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NUTRICAP LABS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$822,531	$1,012,287
Adjustments to reconcile net income to
net cash provided by operatiing activities:
Depreciation and amortization	165,992	173,709
Provision for bad debts	(75,000)	5,000
Inventory reserve for obsolescence	25,671	50,619
Changes in operating assets and liabilities:
Accounts receivable	920,225	1,165,617
Inventory	(128,974)	(239,360)
Prepaid expenses and other current assets	(205,341)	140,598
Deposits and other assets	(51,438)	(8,215)
Accounts payable	(535,022)	188,730
Accrued expenses	30,528	57,181
Unearned revenue	498,297	44,449
Net cash provided by operating activities	1,467,469	2,590,615

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(57,378)	(34,907)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to member's	(1,190,000)	(1,728,455)

Net increase in cash and cash equivalents	220,091	827,253
Cash and cash equivalents at the beginning of the period	1,144,294	810,490

Cash and cash equivalents at the end of the period	$1,364,385	$1,637,743

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$4,098	$1,443

The accompanying notes are an interal part of the condensed consolidated financial statements.

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NUTRICAP LABS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Organization and Business Description

NutriCap Labs, LLC ("NCL"), a New York limited liability company, and VitaCap Labs, LLC ("VCL"), a New York limited liability company that is a variable interest entity of NCL, act to provide contract manufacturing services for health and wellness companies primarily engaged in selling dietary supplements and cosmetic products. In November 2011, Empire Botanical Labs, LLC ("Empire"), a New York limited liability company, was formed to develop and market nutraceutical supplements to retail establishments.

Empire is the wholly-owned subsidiary of NCL.

b. Principles of Consolidation

The condensed consolidated financial statements include the accounts of NutriCap Labs, LLC, VitaCap Labs, LLC and Empire Botanical Labs, LLC (collectively the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

c. Basis of Presentation and Unaudited Information

The condensed consolidated interim financial statements have been prepared by the Company in accordance with U.S. generally accepted accounting principles, without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted, although the Company believes that the disclosures are adequate to make the information presented not misleading. These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for fair presentation of the information contained therein. Financial results for any interim period are not necessarily indicative of financial results that may be expected for the fiscal year. The unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes.

d. Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

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NUTRICAP LABS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e. Cash and Cash Equivalents and Concentrations of Risk

Cash and cash equivalents consist of cash held in bank checking and bank money market accounts.

The statement of cash flows classifies changes in cash and cash equivalents (short-term, highly liquid investments readily convertible into cash with an original maturity of three months or less) according to operating, investing, or financing activities. Financial instruments which potentially expose the Company to concentrations of risk consist principally of cash.

The Company places its cash with financial institutions which management considers to be of high quality; however, at times, such deposits may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit.

As of September 30, 2014 and December 31, 2013, the Company had $1,573,447 and $1,089,791 in excess of the FDIC limit, respectively.

f. Accounts Receivable

Accounts receivable are reported at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is recorded based on specific known troubled accounts. Accounts are written off when they are determined to be uncollectible.

g. Inventory

Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method, and market represents the lower of replacement cost or estimated net realizable value. The Company contracts with third party vendors to manufacture finished product. All inventory is considered finished product.

h. Property and Equipment

Property and equipment are recorded at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets, generally three to seven years. Leasehold improvements are amortized over the life of the lease on the premises.

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NUTRICAP LABS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

i. Revenue Recognition

The Company provides contract manufacturing and in specific circumstances, warehousing and fulfillment services for its customers. Revenue from contract manufacturing is recognized upon shipment of products to the customer or upon transfer of the products to a fulfillment center designated by the customer. In some cases, the customer may request the Company to act as the warehouse and the fulfillment provider. Fulfillment service revenue is recognized upon shipment of the product and warehousing revenue is recognized monthly as the services are provided.

j. Income Taxes

As a limited liability company, the Company’s taxable income or loss is the responsibility of its members. Therefore, no provision or liability for income taxes has been included in the accompanying consolidated financial statements.

As of September 30, 2014, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the consolidated financial statements. The Company’s 2013, 2012, 2011 and 2010 tax years are open to federal and state income tax examination.

k. Shipping and Handling Costs

The Company classifies freight billed to customers as sales revenue and the related freight and shipping costs as cost of sales.

l. Advertising and Promotions

Costs for advertising and promotions are expensed as incurred. Advertising and promotions expense was $85,704 and $57,431 for the nine month periods ended September 30, 2014 and 2013, respectively.

m. Significant Concentration of Credit Risk

Sales to the Company’s top three major customers aggregated to approximately 37.2% and 31.1% of total sales for the nine months ended September 30, 2014 and 2013 respectively. Accounts receivable from these customers were approximately 20% and 32.4% of total accounts receivable as of September 30, 2014 and 2013 respectively.

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NUTRICAP LABS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 -- VARIABLE INTEREST ENTITY

Accounting principles generally accepted in the United States of America provide a framework for identifying variable interest entities ("VIE") and determining when a company should include the assets, liabilities, and results of activities of a VIE in its consolidated financial statements. The principal of NCL formed and owns VCL for the purpose of supporting smaller sales orders than NCL requires of its customers. NCL does not have any ownership interest in VCL. NCL is the primary beneficiary since it provides more than half of VCL's subordinated financial support and, therefore, VCL qualifies as a VIE.

NOTE 3 -- PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at:

	September 30,	December 31,
	2014	2013
Leasehold Improvements	$595,880	$595,880
Machinery and Equipment	382,892	382,892
Furniture and Fixtures	152,526	152,526
Computer software	362,858	305,480
	1,494,156	1,436,778
Less: accumulated depreciation	(902,891)	(736,899)
	$591,265	$699,879

Depreciation and amortization expense totaled $165,992 and $173,709 for the nine months ended September 30, 2014 and 2013, respectively.

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NUTRICAP LABS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Effective January 2010, the Company entered into a five year office and warehouse lease agreement with an affiliated entity (Note 5). Effective November 1, 2013, a rider to the lease was executed extending this lease until October 31, 2023. In addition to the base rent, the Company is responsible for the cost of property taxes, insurance, and building operations. The Company leases its facilities under operating leases. The Company’s policy is to record rent expense on a straight-line basis.

Future minimum lease payments through December 31, 2018 are as follows:

Period ending December 31, 2014	$64,059
Year ending December 31, 2015	260,050
Year ending December 31, 2016	267,841
Year ending December 31, 2017	275,885
Year ending December 31, 2018	284,156
Total	$1,151,991

Total rental expense was $279,630 and $272,922 for the nine months ended September 30, 2014 and 2013, respectively.

NOTE 5 -- RELATED PARTY TRANSACTIONS

The Company leases its office and warehouse space from an affiliated entity owned by the CEO of the Company (see Note 4).

The following affiliated entities owed money to the Company at:

	September 30,	December 31,
	2014	2013
Stain Away, LLC	$8,717	$18,701
American Empire Manufacturing	76,174	14,752
	$84,891	$33,453

These are non-interest bearing and have no formal repayment terms and are therefore classified as long-term other assets on the condensed consolidated balance sheet.

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NUTRICAP LABS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 6 -- RETIREMENT PLAN

The Company has a 401(k) plan for the benefit of employees. Employees have the option of contributing a percentage of their salary into the plan on a tax deferred basis. There is no provision for company matching contributions.

NOTE 7 – SUBSEQUENT EVENT

On September 13, 2014, the Company, along with its members (collectively the “Sellers”) entered into a call option agreement with Twinlab Consolidation Corporation (“TCC”), a Delaware corporation, whereby the Sellers granted TCC an option to purchase substantially all of the assets, and certain specified liabilities of the Sellers according to the terms and conditions set forth in the Asset Purchase Agreement dated September 13, 2014. The Company received $350,000 for this agreement which is included as unearned revenue on the condensed consolidated balance sheet. The Sellers and TCC entered into an Amendment No. 1 to Call Option Agreement and an Amendment No. 2 to Call Option Agreement, dated as of December 13, 2014 and December 19, 2014, respectively.

On December 20, 2014, the Sellers entered into an amended and restated call option agreement with TCC and TCC CM Subco I, Inc., a wholly owned subsidiary of TCC and a Delaware corporation (“Buyer”), extending the initial option granted to TCC on the terms and conditions set forth in an Asset Purchase Agreement dated December 20, 2014, and attached as an exhibit thereto. Thereafter, Sellers, TCC and Buyer entered into an Amendment No. 1, an Amendment No. 2, and an Amendment No. 3 to the Amended and Restated Call Option Agreement, dated January 30, 2015, February 3, 2015, and February 4, 2015, in order to extend the option granted to Buyer on the terms and conditions set forth in an Asset Purchase Agreement (the “Agreement”), dated February 4, 2015 and attached as an exhibit to such Amendment No. 3. Pursuant to this Agreement, the Buyer purchased specified assets of the Company free and clear of any liabilities of the Company as of February 6, 2015.

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